UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 31, 2008

Wachovia Preferred Funding Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31557	56-1986430
(Commission File Number)	(IRS Employer Identification No.)

1620 East Roseville Parkway Roseville, California	95661
(Address of Principal Executive Offices)	(Zip Code)

(877) 867-7378

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On December 31, 2008, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of October 3, 2008 (the “Merger Agreement”), between Wells Fargo & Company (“Wells Fargo”) and Wachovia Corporation (“Wachovia”), the indirect parent of Wachovia Preferred Funding Corp. (“WPFC”), Wells Fargo and Wachovia completed the merger (the “Merger”) in which Wachovia merged with and into Wells Fargo, with Wells Fargo as the surviving corporation. As a result of the Merger, Wells Fargo became the indirect owner of all of WPFC’s outstanding common stock.

As a result of the Merger, each share of WPFC’s 7.25% Non-cumulative Exchangeable Perpetual Series A Preferred Securities, par value $0.01 (the “WPFC Series A Preferred Securities”), will be exchangeable at the direction of the Office of the Comptroller of the Currency (the “OCC”) under certain specified circumstances for depositary shares representing one six-hundredth of a share of Wells Fargo Class A Preferred Stock, Series G, without par value (the “Wells Fargo Preferred Stock Series G”). Prior to the effective date of the Merger, the WPFC Series A Preferred Securities were exchangeable at the direction of the OCC under the same specified circumstances for depositary shares representing one sixth of a share of Series G, Class A Preferred Stock of Wachovia (“Wachovia Preferred Stock Series G”). The terms of each one one-hundredth of a share of Wells Fargo Preferred Stock Series G are substantially identical to the terms of one share of Wachovia Preferred Stock Series G.

In connection with the foregoing, on January 1, 2009, Wells Fargo, WPFC and Wachovia Bank, National Association (“Wachovia Bank”) entered into a letter agreement providing for the assumption by Wells Fargo of Wachovia’s obligations under that certain Exchange Agreement, dated as of November 25, 2002 (the “Exchange Agreement”), by and among Wachovia, WPFC and Wachovia Bank. The letter agreement is included herewith as Exhibit (10) and is incorporated herein by reference.

Also as a result of the Merger, each share of WPFC’s Floating Rate Non-cumulative Series B Securities, par value $0.01 (the “WPFC Series B Preferred Securities”), will be exchangeable at the direction of the OCC under certain specified circumstances for depositary shares representing one eight-hundredth of a share of Wells Fargo Class A Preferred Stock, Series H, without par value (the “Wells Fargo Preferred Stock Series H”). Prior to the effective date of the Merger, the WPFC Series B Preferred Securities were exchangeable at the direction of the OCC under the same specified circumstances for depositary shares representing one eighth of a share of Series H, Class A Preferred Stock of Wachovia (“Wachovia Preferred Stock Series H”). The terms of each one one-hundredth of a share of Wells Fargo Preferred Stock Series H are substantially identical to the terms of one share of Wachovia Preferred Stock Series H. As of the date of this Report, all of the WPFC Series B Preferred Securities continue to be owned by Wachovia Preferred Funding Holding Corp.

Item 5.01.	Changes in Control of the Registrant.

The disclosure set forth above under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the Merger on December 31, 2008, Robert K. Steel resigned as Chief Executive Officer and President and a director of WPFC. Effective January 2, 2009, David K. Zwiener resigned as Chief Financial Officer of WPFC. Mr. Steel was elected as a director of Wells Fargo effective January 1, 2009.

Neither Mr. Steel nor Mr. Zwiener received any compensation for service as director or executive officer of WPFC, as applicable.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

(10)	Letter agreement dated as of January 1, 2009 among Wells Fargo, WPFC and Wachovia Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA PREFERRED FUNDING CORP.

Date: January 5, 2009	By:	/s/ Peter M. Carlson
	Name:	Peter M. Carlson
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
(10)	Letter agreement dated as of January 1, 2009 among Wells Fargo, WPFC and Wachovia Bank.